Exhibit 10.4

HOLDINGS GUARANTY AGREEMENT

HOLDINGS GUARANTY AGREEMENT, dated as of May 27, 2021 (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), made by INTERNATIONAL SEAWAYS, INC., a Marshall Islands corporation (“INSW” or “Holdings”) and accepted and agreed by NORDEA BANK ABP, NEW YORK BRANCH, as Administrative Agent. Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Diamond S Shipping Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Nordea Bank Abp, New York Branch as Administrative Agent and as Collateral Agent (in such capacity, together with any successor Administrative Agent, the “Administrative Agent”), have entered into a Credit Agreement, originally dated as of December 23, 2019 and amended and restated pursuant to an amendment and restatement agreement (the “Amendment and Restatement Agreement”), dated as of the date hereof (as further amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans and Revolving Loan Commitments to the Borrower as contemplated therein (the Lenders, the Collateral Agent and the Administrative Agent are herein called the “Lender Creditors”);

WHEREAS, the Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more of the Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements with respect to the Borrower’s obligations under the Credit Agreement with respect to the outstanding Loans and/or Commitments from time to time with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated March 30, 2021 by and among INSW, Dispatch Transaction Sub, Inc., a Marshall Islands corporation, and DSS Inc., the Borrower has become an indirect wholly-owned subsidiary of INSW. Immediately following the Merger, INSW will contribute all the shares of the Borrower to International Seaways Operating Corporation;

WHEREAS, it is a condition to the waivers and amendments set forth in the Amendment and Restatement Agreement that INSW provide a Guaranty of the Guaranteed Obligations, as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to INSW, the receipt and sufficiency of which are hereby acknowledged, INSW hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

Section 1.  Guarantee

(a)       INSW irrevocably, absolutely and unconditionally guarantees: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes, if any, issued by, and the Loans made to, the Borrower under the Credit Agreement, and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower or any Subsidiary Guarantor to the Lender Creditors (in the capacities referred to in the definition of Lender Creditors) under the Credit Agreement and each other Credit Document to which the Borrower or such Subsidiary Guarantor is a party (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Borrower and each Subsidiary Guarantor with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the “Credit Document Obligations”); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Interest Rate Protection Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Borrower or any Subsidiary Guarantor under any Interest Rate Protection Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower and such Subsidiary Guarantor with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement to which it is a party (all such obligations, liabilities and indebtedness being herein collectively called the “Other Obligations” and, together with the Credit Document Obligations, the “Guaranteed Obligations”). As used herein, the term “Guaranteed Party” shall mean the Borrower or Subsidiary Guarantor party to or as guarantor of any Subsidiary Guarantor or its Subsidiaries party to any Interest Rate Protection Agreement with an Other Creditor. INSW understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations without proceeding against the Borrower, any Subsidiary Guarantor, any other Guaranteed Party, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

(b)         Additionally, INSW unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower, any Subsidiary Guarantor or any other Guaranteed Party upon the occurrence in respect of the Borrower, such Subsidiary Guarantor or any such other Guaranteed Party of any of the events specified in Section 9.05 of the Credit Agreement, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Secured Creditors, or their designee, on demand. This Guaranty shall constitute a guaranty of payment, and not of collection.

Section 2.  Obligations Unconditional.

(a)        The liability of INSW hereunder is primary, absolute and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower, any Subsidiary Guarantor or any other Guaranteed Party whether executed by INSW, any other guarantor or by any other party, and the liability of INSW hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower, any Subsidiary Guarantor or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Subsidiary Guarantor, any other guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, any Subsidiary Guarantor or any other Guaranteed Party, (e) to the extent permitted by applicable law, any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Borrower, any Subsidiary Guarantor or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and INSW waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in paragraph (d) below or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

(b)       The obligations of INSW hereunder are independent of the obligations of any other guarantor, the Borrower, any Subsidiary Guarantor or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against INSW whether or not action is brought against any other guarantor, the Borrower, any Subsidiary Guarantor or any other Guaranteed Party and whether or not any other guarantor, the Borrower, any Subsidiary Guarantor or any other Guaranteed Party be joined in any such action or actions. INSW waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower, any Subsidiary Guarantor or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Borrower, any Subsidiary Guarantor or any other Guaranteed Party shall operate to toll the statute of limitations as to INSW.

(c)       Any Secured Creditor may, in accordance with the terms of the Credit Agreement, the other Credit Documents and applicable law, at any time and from time to time without the consent of, or notice to, INSW, without incurring responsibility to INSW, without impairing or releasing the obligations of INSW hereunder, upon or without any terms or conditions and in whole or in part:

(i)                 change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(ii)              take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(iii)            exercise or refrain from exercising any rights against the Borrower, any Subsidiary Guarantor, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

(iv)             release or substitute any one or more endorsers, any Subsidiary Guarantors, other guarantors, the Borrower, any other Guaranteed Party, or other obligors;

(v)               settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower, any Subsidiary Guarantor or any other Guaranteed Party to creditors of the Borrower, such Subsidiary Guarantor or such other Guaranteed Party other than the Secured Creditors;

(vi)             apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower, any Subsidiary Guarantor or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of the Borrower, such Subsidiary Guarantor or such other Guaranteed Party remain unpaid;

(vii)          consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement (in accordance with their terms) any of the Interest Rate Protection Agreements, the Credit Documents or any of such other instruments or agreements;

(viii)        act or fail to act in any manner which may deprive INSW of its right to subrogation against the Borrower, any Subsidiary Guarantor or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty; and/or

(ix)             take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of INSW from its liabilities under this Guaranty.

(d)         This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have hereunder. No notice to or demand on INSW shall entitle INSW to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower, any Subsidiary Guarantor or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 3.  Subrogation; Subordination.

Any indebtedness of the Borrower, any Subsidiary Guarantor or any other Guaranteed Party now or hereafter held by INSW is hereby subordinated to the indebtedness of the Borrower, such Subsidiary Guarantor or such other Guaranteed Party to the Secured Creditors, and such indebtedness of the Borrower, such Subsidiary Guarantor or such other Guaranteed Party to INSW, if the Administrative Agent or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by INSW as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower, the Subsidiary Guarantors or the other Guaranteed Parties to the Secured Creditors, but without affecting or impairing in any manner the liability of INSW under the other provisions of this Guaranty. Without limiting the generality of the foregoing, INSW hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

Section 4.  Waivers.

(a)       INSW waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guaranteed Party, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guaranteed Party, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. INSW waives any defense based on or arising out of any defense of the Borrower, any other Guaranteed Party, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guaranteed Party, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, or any other Guaranteed Party other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against the Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of INSW hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. INSW waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of INSW against the Borrower, any other Guaranteed Party, any Subsidiary Guarantor or any other party or any security.

(b)      INSW waives all presentments, promptness, diligence, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. INSW assumes all responsibility for being and keeping itself informed of the Borrower’s, each Subsidiary Guarantor’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which INSW assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise INSW of information known to them regarding such circumstances or risks.

INSW warrants and agrees that each of the waivers set forth above in this Section 4 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

Section 5.  The Administrative Agent.

(a)       By their acceptance of the benefits of this Guaranty, the Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty. By their acceptance of the benefits of this Guaranty, the Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of INSW.

(b)       The Administrative Agent and Collateral Agent will hold in accordance with this Guaranty all collateral at any time received under this Guaranty. By its acceptance of the benefits of this Guaranty, each Secured Creditor acknowledges and agrees that the obligations of the Administrative Agent and Collateral Agent as enforcer of this Guaranty and interests herein are only those expressly set forth in this Guaranty and in Section 10 of the Credit Agreement. The Administrative Agent and the Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 10 of the Credit Agreement.

Section 6.  Representations and Warranties.

In order to induce the Lenders to make Loans and Commitments available to the Borrower pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements, INSW represents and warrants that:

(a)  It (a) is duly incorporated or organized and validly existing under the laws of the Republic of the Marshall Islands, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to own, lease and operate its property, except for such governmental licenses, authorizations, consents and approvals that the failure to obtain would not reasonably be expected to result in a Material Adverse Effect, and (c) is registered, qualified, licensed and in good standing to do business in every jurisdiction where such qualification is required (except in such jurisdictions where the failure to so register, qualify, be licensed or be in good standing would not reasonably be expected to result in a Material Adverse Effect).

(b)  This Guaranty is within such its powers and has been duly authorized by all necessary corporate or other organizational action. This Guaranty has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)  This Guaranty (a) does not require any consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority or other person, except (i) such as have been obtained or made and are in full force and effect, and (ii) consents, approvals, exemptions, authorizations, registrations, filings, permits or actions the failure of which to obtain or perform would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate its Organizational Documents, (c) will not violate or result in a default or require any consent or approval under any material indenture, instrument, agreement, or other document binding upon it or any of its property or to which it or any of its property is subject, or give rise to a right thereunder to require any payment to be made by it, (d) will not violate any Legal Requirement, except to the extent that any such violation, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (e) will not result in the creation or imposition of (or the obligation to create or impose) any Lien on any of its property. No Default or Event of Default has occurred and is continuing.

(d)       The claims of the Administrative Agent, the Collateral Agent and the Lenders against it under this Guaranty will rank at least pari passu with the claims of (i) all unsecured creditors of INSW (other than claims of such creditors to the extent that they are statutorily preferred), and (ii) any other creditor of INSW.

(e)       There are no actions, suits, claims, disputes, proceedings or, to its knowledge, investigations at law or in equity by or before any Governmental Authority now pending or, to its knowledge, threatened against INSW or any of its business, property or rights (i) that purport to affect or involve this Guaranty or (ii) that have resulted, or would reasonably be expected to result, in a Material Adverse Effect.

(f)       It is in compliance with all Legal Requirements of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except such non-compliance as would not reasonably be expected to result in a Material Adverse Effect.

Section 7.  The Credit Agreement.

INSW covenants and agrees that on and after the Restatement Date and until the termination of the Commitments and all Interest Rate Protection Agreements entered into with respect to the Loans and Commitments and until such time as no Notes remain outstanding and all Guaranteed Obligations have been paid in full, it will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 7 and 8 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 7 or 8 of the Credit Agreement, and so that no Default or Event of Default is caused by the actions of INSW or any of its Subsidiaries.

Section 7.  Costs and Expenses.

INSW hereby agrees to pay all reasonable out-of-pocket costs and expenses of (i) each Secured Creditor in connection with the enforcement of this Guaranty (including, without limitation, the reasonable and documented fees and disbursements of counsel employed by each Secured Creditor) and (ii) the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable and documented fees and disbursements of counsel employed by the Administrative Agent).

Section 8. Successors and Assigns.

This Guaranty shall be binding upon INSW and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

Section 9. Amendments, Waiver, etc.

Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of INSW and with the written consent of (x) the Administrative Agent (or, to the extent required by Section 11.12 of the Credit Agreement, with the written consent of the Required Lenders) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors. For the purpose of this Guaranty, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 11.12 of the Credit Agreement, each Lender) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements entered into with respect to the Loans (and/or the Commitments).

Section 10. Acknowledgement.

INSW acknowledges that an executed (or conformed) copy of each of the Credit Documents and each existing Interest Rate Protection Agreement has been made available to a senior officer of INSW and such officer is familiar with the contents thereof.

Section 11. Set-Off.

In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement and any payment default under any Interest Rate Protection Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to INSW or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of INSW, against and on account of the obligations and liabilities of INSW to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

Section 12. Notices.

Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including emailed, telegraphic or telecopier communication) and mailed, emailed, telecopied or delivered: if to INSW, International Seaways Operating Corporation, c/o International Seaways Ship Management LLC, 600 Third Avenue, 39th Floor, New York, New York 10016, Attention: Jeffrey D. Pribor, Senior Vice President, Chief Financial Officer, Email: jpribor@intlseas.com, Legaldepartment@intlseas.com, Treasury@intlseas.com, Telephone No.: +1-212-578-1947; if to the Administrative Agent, Nordea Bank Abp, New York Branch, 1211 Avenue of the Americas, New York, NY 10036, Attention: Shipping, Offshore and Oil Services, Email: agency.soosid@nordea.com / martin.lunder@nordea.com, Telephone No.: (212) 318-9630; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Secured Creditor, at such other address as shall be designated by such Secured Creditor in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by email or telecopier, be effective when sent by email or telecopier, except that notices and communications to the Administrative Agent or INSW shall not be effective until received by the Administrative Agent or INSW, as the case may be.

Section 13. Settlement.

If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any other Credit Party) then and in such event INSW agrees that any such judgment, decree, order, settlement or compromise shall be binding upon INSW, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower or any other Credit Party, and INSW shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

Section 14. Governing Law, Jurisdiction, etc.

(a)       THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in New York County in the City of New York, and, by execution and delivery of this Guaranty, INSW hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. INSW hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such court lacks personal jurisdiction over INSW, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty brought in any of the aforesaid courts that any such court lacks personal jurisdiction over INSW. INSW further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to INSW at its address set forth in Section 12 hereof, such service to become effective 30 days after such mailing. INSW hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against INSW in any other jurisdiction.

(b)       INSW hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to in clause (a) above and hereby further irrevocably waives (to the fullest extent permitted by applicable law) and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)       INSW AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15. Legal Validity.

INSW and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, INSW and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by INSW shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of INSW that are relevant under such laws, result in the Guaranteed Obligations of INSW in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

Section 16. Counterparts.

This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by facsimile transmission), but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with INSW and the Administrative Agent.

Section 17. Payments; Judgment Shortfall.

(a)       All payments made by INSW hereunder will be made without setoff, counterclaim or other defense, will be made in the currency or currencies in which the respective Guaranteed Obligations are then due and payable and will be made on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

(b)        The obligations of INSW under this Guaranty to make payments in the respective currency or currencies in which the respective Obligations are required to be paid (such currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Creditor under this Guaranty or the other Credit Documents or any Interest Rate Protection Agreements, as applicable. If for the purpose of obtaining or enforcing judgment against INSW in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (quoted by the Administrative Agent, determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(c)        If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, INSW, covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(d)        For purposes of determining any rate of exchange for this Section 17, such amounts shall include any reasonable premium and costs payable in connection with the purchase of the Obligation Currency.

Section 18. Effect of Agreement.

This Guaranty shall for all purposes under the Credit Agreement and the other Credit Documents constitute a Credit Document. The definition of Guaranty in the Credit Agreement shall be deemed to include this Guaranty.

Section 19. Effectiveness.

This Guaranty shall become effective on the Restatement Date (as defined in the Amendment and Restatement Agreement).

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IN WITNESS WHEREOF, INSW has caused this Guaranty to be executed and delivered as of the date first above written.

INTERNATIONAL SEAWAYS, INC.

By:	/s/ JAMES D. SMALL III
Name: JAMES D. SMALL III
Title: Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

[Signature Page to INSW Guaranty]

Accepted and Agreed to:

NORDEA BANK ABP, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Oddbjørn Warpe
Name: Oddbjørn Warpe
Title: Executive Director

By:	/s/ Martin Lunder
Name: Martin Lunder
Title: Managing Director

[Signature Page to INSW Guaranty]